This Amended and Restated Pricing Supplement No. 2020-USNCH4535 is being filed to revise the total issue price, total underwriting fee and total proceeds to issuer.

Citigroup Global Markets Holdings Inc.	June 4, 2020 Medium-Term Senior Notes, Series N Amended and Restated Pricing Supplement No. 2020-USNCH4535 Filed Pursuant to Rule 424(b)(3)
Registration Statement Nos. 333-224495 and 333-224495-03

Digital Upside Reset Buffer Securities Linked to the Worst Performing of Amazon.com, Inc., Boston Scientific Corporation and NVIDIA Corporation Due June 9, 2022

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity with a value that may be greater than, equal to or less than the stated principal amount, depending on the performance of the worst performing of the underlyings specified below.

▪	Potential for either digital return or reset participation return at maturity depending on whether an upside reset event occurs. The securities will pay a positive return at maturity so long as the final underlying value of the worst performing underlying is greater than its upside reset value specified below. The nature of that positive return will differ depending on whether an upside reset event occurs during the term of the securities. If an upside reset event does not occur, investors will receive the digital (fixed) return at maturity specified below. If an upside reset event does occur and the final underlying value of the worst performing underlying is greater than its upside reset value, investors will not receive the digital return but instead will receive a return at maturity equal to the “reset participation return”. The reset participation return will reflect participation at the reset participation rate specified below in any appreciation of the worst performing underlying from its upside reset value to its final underlying value, expressed as a percentage of its initial underlying value. An upside reset event will occur if the closing value of any underlying is less than its upside reset value on any scheduled trading day during the observation period specified below.

▪	Downside exposure to worst performing underlying with buffer. If the final underlying value of the worst performing underlying is less than its upside reset value, you will not be repaid the stated principal amount of your securities at maturity and, instead, will receive underlying shares of the worst performing underlying and a cash buffer that together will be worth less than your initial investment.

▪	You will be subject to risks associated with each of the underlyings and will be negatively affected by adverse movements in any one of the underlyings. You will not receive any dividends paid with respect to any underlying over the term of the securities.

▪	In order to obtain the modified exposure to the worst performing underlying that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlyings:	Underlying	Initial underlying value*	Upside reset value**	Equity ratio***
	Amazon.com, Inc.	$2,460.60	$1,968.48	0.40640
	Boston Scientific Corporation	$37.42	$29.936	26.72368
	NVIDIA Corporation	$350.66	$280.528	2.85177

* For each underlying, its closing value on the pricing date

** For each underlying, 80.00% of its initial underlying value

*** For each underlying, the stated principal amount divided by its initial underlying value

Stated principal amount:	$1,000 per security
Pricing date:	June 4, 2020
Issue date:	June 9, 2020
Valuation date:	June 6, 2022, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur
Maturity date:	June 9, 2022
Payment at maturity:

You will receive at maturity for each security you then hold:

▪ If the final underlying value of the worst performing underlying is greater than or equal to its upside reset value and

o      an upside reset event has not occurred: $1,000 + digital return amount

o      an upside reset event has occurred: $1,000 + reset participation return amount

▪ If the final underlying value of the worst performing underlying is less than its upside reset value:

a fixed number of underlying shares of the worst performing underlying equal to its equity ratio + the cash buffer

If the final underlying value of the worst performing underlying is less than its upside reset value, you will receive underlying shares of the worst performing underlying and a cash buffer at maturity that together will be worth less than the stated principal amount of your securities.

Final underlying value:	For each underlying, its closing value on the valuation date
Digital return amount:	$300 per security (representing a digital return of 30.00% of the stated principal amount)
Reset participation return amount:	$1,000 × reset participation return of the worst performing underlying × reset participation rate
Buffer percentage:	20.00%
Cash buffer:	$200.00 in cash per security (equal to the stated principal amount multiplied by the buffer percentage)
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17324XZJ2 / US17324XZJ26
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000.00	$15.00	$985.00
Total:	$623,000.00	$9,345.00	$613,655.00

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $958.40 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-08 dated February 15, 2019     Prospectus Supplement and Prospectus each dated May 14, 2018

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

KEY TERMS (continued)
Upside reset event:	An upside reset event will occur if, on any scheduled trading day during the observation period, the closing value of any underlying is less than its upside reset value
Observation period:	The period from but excluding the pricing date to and including the valuation date
Reset participation return:	For each underlying, (i) its final underlying value minus its upside reset value divided by (ii) its initial underlying value
Reset participation rate:	125.00%
Worst performing underlying:	The underlying with the lowest underlying return
Underlying return:	For each underlying, (i) its final underlying value minus its initial underlying value, divided by (ii) its initial underlying value

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, the accompanying product supplement contains important information about how the closing value of each underlying will be determined and about adjustments that may be made to the terms of the securities upon the occurrence of market disruption events and other specified events with respect to each underlying. It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Closing Value. The “closing value” of each underlying on any date is the closing price of its underlying shares on such date, as provided in the accompanying product supplement. The “underlying shares” of the underlyings are their respective shares of common stock. Please see the accompanying product supplement for more information.

Prospectus. The first sentence of “Description of Debt Securities—Events of Default and Defaults” in the accompanying prospectus shall be amended to read in its entirety as follows:

Events of default under the indenture are:

•	failure of Citigroup Global Markets Holdings or Citigroup to pay required interest on any debt security of such series for 30 days;
•	failure of Citigroup Global Markets Holdings or Citigroup to pay principal, other than a scheduled installment payment to a sinking fund, on any debt security of such series for 30 days;
•	failure of Citigroup Global Markets Holdings or Citigroup to make any required scheduled installment payment to a sinking fund for 30 days on debt securities of such series;
•	failure of Citigroup Global Markets Holdings to perform for 90 days after notice any other covenant in the indenture applicable to it other than a covenant included in the indenture solely for the benefit of a series of debt securities other than such series; and
•	certain events of bankruptcy or insolvency of Citigroup Global Markets Holdings, whether voluntary or not (Section 6.01).

PS-2

Citigroup Global Markets Holdings Inc.

Payout Diagrams

The diagrams below illustrate your payment at maturity for a range of hypothetical underlying returns of the worst performing underlying, depending on whether an upside reset event has occurred. If you would receive underlying shares of the worst performing underlying at maturity, the diagrams below illustrate the value of those shares based on their final underlying value. Payout Diagram A assumes that an upside reset event has not occurred. Payout Diagram B assumes that an upside reset event has occurred.

Investors in the securities will not receive any dividends with respect to the underlyings. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—You will not receive dividends or have any other rights with respect to any underlying unless and until you receive underlying shares of the worst performing underlying at maturity” below.

Payout Diagram A Upside Reset Event Has Not Occurred

■ The Securities	■ The Worst Performing Underlying

PS-3

Citigroup Global Markets Holdings Inc.

Payout Diagram B Upside Reset Event Has Occurred

■ The Securities	■ The Worst Performing Underlying

Hypothetical Examples

The table below indicates what your payment at maturity and total return on the securities would be for various hypothetical underlying returns of the worst performing underlying, depending on whether an upside reset event occurs. Your actual payment at maturity and total return on the securities will depend on the actual final underlying value and on whether an upside reset event actually occurs.

Hypothetical Underlying Return of the Worst Performing Underlying	Assuming an Upside Reset Event Does Not Occur		Assuming an Upside Reset Event Does Occur
	Hypothetical Payment at Maturity	Hypothetical Total Return on Securities at Maturity(1)	Hypothetical Value of Payment at Maturity(2)	Hypothetical Total Return on Securities at Maturity(1)
100.00%	$1,300.00	30.00%	$2,500.00	150.00%
75.00%	$1,300.00	30.00%	$2,187.50	118.75%
50.00%	$1,300.00	30.00%	$1,875.00	87.50%
40.00%	$1,300.00	30.00%	$1,750.00	75.00%
20.00%	$1,300.00	30.00%	$1,500.00	50.00%
10.00%	$1,300.00	30.00%	$1,375.00	37.50%
5.00%	$1,300.00	30.00%	$1,312.50	31.25%
0.00%	$1,300.00	30.00%	$1,250.00	25.00%
-5.00%	$1,300.00	30.00%	$1,187.50	18.75%
-10.00%	$1,300.00	30.00%	$1,125.00	12.50%
-20.00%	$1,300.00	30.00%	$1,000.00	0.00%
-20.01%	N/A	N/A	$999.90	-0.01%
-30.00%	N/A	N/A	$900.00	-10.00%
-40.00%	N/A	N/A	$800.00	-20.00%
-50.00%	N/A	N/A	$700.00	-30.00%
-75.00%	N/A	N/A	$450.00	-55.00%
-100.00%	N/A	N/A	$200.00	-80.00%

(1) Hypothetical total return on securities at maturity = hypothetical payment at maturity per security minus $1,000 stated principal amount per security, divided by $1,000 stated principal amount per security.

(2) Reflects the value of any underlying shares of the worst performing underlying received at maturity based on their final underlying value.

The examples below illustrate how to determine the payment at maturity on the securities, assuming the various hypothetical final underlying values indicated below and whether an upside reset event occurs. The examples are solely for illustrative purposes, do not show all possible

PS-4

Citigroup Global Markets Holdings Inc.

outcomes and are not a prediction of what the actual payment at maturity on the securities will be. The actual payment at maturity will depend on the actual final underlying value of the worst performing underlying and on whether an upside reset event occurs.

The examples below are based on the following hypothetical values and do not reflect the actual initial underlying values, upside reset values or equity ratios. For the actual initial underlying values, upside reset values and equity ratios, see the cover page of this pricing supplement. We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work. However, you should understand that the actual payment at maturity on the securities will be calculated based on the actual initial underlying values, upside reset values and equity ratios, and not the hypothetical values indicated below.

Underlying	Hypothetical initial underlying value	Hypothetical upside reset value	Hypothetical equity ratio
Amazon.com, Inc.	$100.00	$80.00 (80.00% of its hypothetical initial underlying value)	10.00000 (the stated principal amount divided by its hypothetical initial underlying value)
Boston Scientific Corporation	$100.00	$80.00 (80.00% of its hypothetical initial underlying value)	10.00000 (the stated principal amount divided by its hypothetical initial underlying value)
NVIDIA Corporation	$100.00	$80.00 (80.00% of its hypothetical initial underlying value)	10.00000 (the stated principal amount divided by its hypothetical initial underlying value)

The hypothetical examples below illustrate the calculation of what you will receive at maturity on the securities, assuming that the final underlying value of the worst performing underlying is as indicated below.

	Hypothetical final underlying value of the worst performing underlying	Has an upside reset event occurred?	Hypothetical value received at maturity per $1,000 security
Example 1	$140	No	$1,300.00
Example 2	$110	No	$1,300.00
Example 3	$90	No	$1,300.00
Example 4	$140	Yes	$1,750.00
Example 5	$110	Yes	$1,375.00
Example 6	$90	Yes	$1,125.00
Example 7	$50	Yes	a number of underlying shares of the worst performing underlying worth $500.00 based on its final underlying value + the cash buffer of $200.00
Example 8	$0	Yes	a number of underlying shares of the worst performing underlying worth $0.00 based on its final underlying value + the cash buffer of $200.00

Example 1: The final underlying value of the worst performing underlying is $140, which is greater than its upside reset value, and because an upside reset event has not occurred, you would receive a payment at maturity per security calculated as follows:

Payment at maturity per security = $1,000 + the digital return amount

= $1,000 + $300

= $1,300

In this example, the digital return is less than the return of the worst performing underlying and, as a result, an investment in the securities would underperform a direct investment in the worst performing underlying.

Example 2: The final underlying value of the worst performing underlying is $110, which is greater than its upside reset value, and because an upside reset event has not occurred, you would receive a payment at maturity per security calculated as follows:

Payment at maturity per security = $1,000 + the digital return amount

= $1,000 + $300

= $1,300

In this example, the digital return is greater than the return of the worst performing underlying but less than the reset participation return would have been had an upside reset event occurred.

PS-5

Citigroup Global Markets Holdings Inc.

Example 3: The final underlying value of the worst performing underlying is $90, which is greater than its upside reset value, and because an upside reset event has not occurred, you would receive a payment at maturity per security calculated as follows:

Payment at maturity per security = $1,000 + the digital return amount

= $1,000 + $300

= $1,300

In this example, the digital return is greater than the return of the worst performing underlying.

Example 4: The final underlying value of the worst performing underlying is $140, which is greater than its upside reset value, and because an upside reset event has occurred, you would receive a payment at maturity per security calculated as follows:

Payment at maturity per security = $1,000 + the reset participation return amount

= $1,000 + ($1,000 × reset participation return of worst performing underlying × reset participation rate)

= $1,000 + ($1,000 × [(140 – 80) / 100] × reset participation rate)

= $1,000 + ($1,000 × 60% × 125%)

= $1,750

In this example, you would receive the reset participation return at maturity, which reflects participation at the reset participation rate in the appreciation of the worst performing underlying from its upside reset value to its final underlying value, expressed as a percentage of its initial underlying value.

Example 5: The final underlying value of the worst performing underlying is $110, which is greater than its upside reset value, and because an upside reset event has occurred, you would receive a payment at maturity per security calculated as follows:

Payment at maturity per security = $1,000 + the reset participation return amount

= $1,000 + ($1,000 × reset participation return of worst performing underlying × reset participation rate)

= $1,000 + ($1,000 × [(110 – 80) / 100] × reset participation rate)

= $1,000 + ($1,000 × 30% × 125%)

= $1,375

In this example, you would receive the reset participation return at maturity, which reflects participation at the reset participation rate in the appreciation of the worst performing underlying from its upside reset value to its final underlying value, expressed as a percentage of its initial underlying value.

Example 6: The final underlying value of the worst performing underlying is $90, which is greater than its upside reset value, and because an upside reset event has occurred, you would receive a payment at maturity per security calculated as follows:

Payment at maturity per security = $1,000 + the reset participation return amount

= $1,000 + ($1,000 × reset participation return of worst performing underlying × reset participation rate)

= $1,000 + ($1,000 × [(90 – 80) / 100] × reset participation rate)

= $1,000 + ($1,000 × 10% × 125%)

= $1,125

In this example, you would receive the reset participation return at maturity, which reflects participation at the reset participation rate in the appreciation of the worst performing underlying from its upside reset value to its final underlying value, expressed as a percentage of its initial underlying value. In this example, the reset participation return is less than the digital return would have been.

Example 7: The final underlying value of the worst performing underlying is $50, which is less than its upside reset value. As a result, you would receive a payment at maturity per security calculated as follows:

Payment at maturity per security = A number of underlying shares of the worst performing underlying equal to its equity ratio + cash buffer of $200

= 10.00000 underlying shares of the worst performing underlying, with an aggregate cash value (based on its final underlying value) of $500 + $200

In this example, because the final underlying value of the worst performing underlying is less than its upside reset value, you would not receive the stated principal amount of the securities at maturity and, instead, would receive a number of underlying shares of the worst performing underlying and a cash buffer that together are worth significantly less than the stated principal amount.

Example 8: The final underlying value of the worst performing underlying is $0, which is less than its upside reset value. As a result, you would receive a payment at maturity per security calculated as follows:

Payment at maturity per security = A number of underlying shares of the worst performing underlying equal to its equity ratio + cash buffer of $200

= 10.00000 underlying shares of the worst performing underlying, with an aggregate cash value (based on its final underlying value) of $0 + $200

PS-6

Citigroup Global Markets Holdings Inc.

In this example, because the final underlying value of the worst performing underlying is less than its upside reset value, you would not receive the stated principal amount of the securities at maturity and, instead, would receive a number of underlying shares of the worst performing underlying and a cash buffer that together are worth significantly less than the stated principal amount.

PS-7

Citigroup Global Markets Holdings Inc.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each underlying. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose a significant portion of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, the value of what you receive at maturity will depend on the performance of the worst performing underlying. If the final underlying value of the worst performing underlying is less than its upside reset value, you will not be repaid the stated principal amount of your securities at maturity but, instead, will receive underlying shares of the worst performing underlying and a cash buffer that together will be worth less than your initial investment.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	Your potential return on the securities may be limited. If an upside reset event does not occur, your potential return on the securities at maturity will be limited to the digital return. If an upside reset event does not occur, your return on the securities will not exceed the digital return, even if the worst performing underlying appreciates by significantly more than the digital return. If an upside reset event does not occur and the worst performing underlying appreciates by more than the digital return, the securities will underperform an alternative investment providing 1-to-1 exposure to the performance of the worst performing underlying. When lost dividends are taken into account, the securities may underperform an alternative investment providing 1-to-1 exposure to the performance of the worst performing underlying even if the worst performing underlying appreciates by less than the digital return.

▪	Your potential to receive the digital return may terminate on any scheduled trading day during the observation period. You will receive the digital return amount only if an upside reset event does not occur. An upside reset event will occur if the closing value of any underlying is less than its upside reset value on any scheduled trading day during the observation period. If an upside reset event occurs, you will not receive the digital return amount and, even if the final underlying value of the worst performing underlying is greater than its upside reset value so that you do receive a positive return at maturity, that return may be significantly less than the digital return would have been.

▪	The securities are subject to heightened risk because they have multiple underlyings. The securities are more risky than similar investments that may be available with only one underlying. With multiple underlyings, there is a greater chance that any one underlying will perform poorly, adversely affecting your return on the securities.

▪	The securities are subject to the risks of each of the underlyings and will be negatively affected if any one underlying performs poorly. You are subject to risks associated with each of the underlyings. If any one underlying performs poorly, you will be negatively affected. The securities are not linked to a basket composed of the underlyings, where the blended performance of the underlyings would be better than the performance of the worst performing underlying alone. Instead, you are subject to the full risks of whichever of the underlyings is the worst performing underlying.

▪	You will not benefit in any way from the performance of any better performing underlying. The return on the securities depends solely on the performance of the worst performing underlying, and you will not benefit in any way from the performance of any better performing underlying.

▪	You will be subject to risks relating to the relationship between the underlyings. It is preferable from your perspective for the underlyings to be correlated with each other, in the sense that their closing values tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlyings will not exhibit this relationship. The less correlated the underlyings, the more likely it is that any one of the underlyings will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlyings to perform poorly. It is impossible to predict what the relationship between the underlyings will be over the term of the securities. The underlyings differ in significant ways and, therefore, may not be correlated with each other.

▪	You will not receive dividends or have any other rights with respect to any underlying unless and until you receive underlying shares of the worst performing underlying at maturity. You will not receive any dividends with respect to any underlying unless and until you receive underlying shares of the worst performing underlying at maturity. This lost dividend yield may be significant over the term of the securities. The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities. In addition, you will not have voting rights or any other rights with respect to any underlying or the stocks included in any underlying. If any change to the underlying shares of any underlying is proposed, such as an amendment to the underlying’s organizational documents, you will not have the right to vote on such change, but you will be subject to such change in the event you receive underlying shares of the worst performing underlying at maturity. Any such change may adversely affect the market value of the underlying shares of the worst performing underlying.

PS-8

Citigroup Global Markets Holdings Inc.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) any selling concessions or other fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of, and correlation between, the closing values of the underlyings, dividend yields on the underlyings and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the closing values of the underlyings, the volatility of, and correlation between, the closing values of the underlyings, dividend yields on the underlyings, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The value of your securities prior to maturity will fluctuate based on many unpredictable factors” in the accompanying product supplement. Changes in the closing values of the underlyings may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this

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temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	Our offering of the securities is not a recommendation of any underlying. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlyings is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlyings or in instruments related to the underlyings, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlyings. These and other activities of our affiliates may affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities.

▪	The closing value of an underlying may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions in the underlyings or in financial instruments related to the underlyings and may adjust such positions during the term of the securities. Our affiliates also take positions in the underlyings or in financial instruments related to the underlyings on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates engage in business activities with a wide range of companies. These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services. These activities could involve or affect the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines. In addition, in the course of this business, we or our affiliates may acquire non-public information, which will not be disclosed to you.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur during the term of the securities, such as market disruption events and other events with respect to an underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. See “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities” in the accompanying product supplement.

▪	Even if an underlying pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid by an underlying unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing value of that underlying on the date of declaration of the dividend. Any dividend will reduce the closing value of the underlying by the amount of the dividend per share. If an underlying pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	The securities will not be adjusted for all events that may have a dilutive effect on or otherwise adversely affect the closing value of an underlying. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional underlying share issuances. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the underlying shares of an underlying would not.

▪	The securities may become linked to an underlying other than an original underlying upon the occurrence of a reorganization event or upon the delisting of the underlying shares of that original underlying. For example, if an underlying enters into a merger agreement that provides for holders of its underlying shares to receive shares of another entity and such shares are marketable securities, the closing value of that underlying following consummation of the merger will be based on the value of such other shares. Additionally, if the underlying shares of an underlying are delisted, the calculation agent may select a successor underlying. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF” in the accompanying product supplement.

▪	If the underlying shares of an underlying are delisted, we may call the securities prior to maturity for an amount that may be less than the stated principal amount. If we exercise this call right, you will receive the amount described under “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting of an Underlying Company” in the accompanying product supplement. This amount may be less, and possibly significantly less, than the stated principal amount of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

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If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Information About Amazon.com, Inc.

Amazon.com, Inc. is an online retailer that offers a wide range of products. The company’s products include books, music, videotapes, computers, electronics, home and garden, and numerous other products. Amazon.com, Inc. offers personalized shopping services, Web-based credit card payment, and direct shipping to customers. The underlying shares of Amazon.com, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Amazon.com, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 000-22513 through the SEC’s website at http://www.sec.gov. In addition, information regarding Amazon.com, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Amazon.com, Inc. trade on the NASDAQ Global Select Market under the ticker symbol “AMZN.”

We have derived all information regarding Amazon.com, Inc. from publicly available information and have not independently verified any information regarding Amazon.com, Inc. This pricing supplement relates only to the securities and not to Amazon.com, Inc. We make no representation as to the performance of Amazon.com, Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Amazon.com, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Amazon.com, Inc. on June 4, 2020 was $2,460.60.

The graph below shows the closing value of Amazon.com, Inc. for each day such value was available from January 4, 2010 to June 4, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Amazon.com, Inc. – Historical Closing Values January 4, 2010 to June 4, 2020

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Information About Boston Scientific Corporation

Boston Scientific Corporation develops, manufactures, and markets minimally invasive medical devices. The company's products are used in interventional cardiology, cardiac rhythm management, peripheral interventions, electrophysiology, neurovascular intervention, endoscopy, urology, gynecology, and neuromodulation. The underlying shares of Boston Scientific Corporation are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Boston Scientific Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 001-11083 through the SEC’s website at http://www.sec.gov. In addition, information regarding Boston Scientific Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Boston Scientific Corporation trade on the New York Stock Exchange under the ticker symbol “BSX.”

We have derived all information regarding Boston Scientific Corporation from publicly available information and have not independently verified any information regarding Boston Scientific Corporation. This pricing supplement relates only to the securities and not to Boston Scientific Corporation. We make no representation as to the performance of Boston Scientific Corporation over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Boston Scientific Corporation is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Boston Scientific Corporation on June 4, 2020 was $37.42.

The graph below shows the closing value of Boston Scientific Corporation for each day such value was available from January 4, 2010 to June 4, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Boston Scientific Corporation – Historical Closing Values January 4, 2010 to June 4, 2020

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Information About NVIDIA Corporation

NVIDIA Corporation designs, develops, and markets three dimensional (3D) graphics processors and related software. The company offers products that provide interactive 3D graphics to the mainstream personal computer market. The underlying shares of NVIDIA Corporation are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by NVIDIA Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 000-23985 through the SEC’s website at http://www.sec.gov. In addition, information regarding NVIDIA Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of NVIDIA Corporation trade on the NASDAQ Global Select Market under the ticker symbol “NVDA.”

We have derived all information regarding NVIDIA Corporation from publicly available information and have not independently verified any information regarding NVIDIA Corporation. This pricing supplement relates only to the securities and not to NVIDIA Corporation. We make no representation as to the performance of NVIDIA Corporation over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. NVIDIA Corporation is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of NVIDIA Corporation on June 4, 2020 was $350.66.

The graph below shows the closing value of NVIDIA Corporation for each day such value was available from January 4, 2010 to June 4, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

NVIDIA Corporation – Historical Closing Values January 4, 2010 to June 4, 2020

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United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement. This discussion does not address the U.S. federal tax consequences of the ownership or disposition of the underlying shares that you may receive at maturity. You should consult your tax adviser regarding the U.S. federal tax consequences of the ownership and disposition of the underlying shares.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity for cash), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

•	If you receive both cash and underlying shares at maturity, you should recognize loss with respect to the cash received in an amount equal to the difference between the cash and the portion of your basis in the security that is allocated to the cash. You should not recognize any gain or loss with respect to the underlying shares received, and your basis in the underlying shares should be equal to the portion of your basis in the security that is allocated to the underlying shares. Although there is no direct authority governing the method by which you should allocate your basis in the security between the cash and underlying shares received, it would be reasonable to allocate them according to their relative fair market values upon receipt.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2023 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $15 for each security sold in this offering. Broker-dealers affiliated with CGMI, including Citi International Financial Services, Citigroup Global Markets Singapore Pte. Ltd. and Citigroup Global Markets Asia Limited, and financial advisors employed by such affiliated broker-dealers will receive a fixed selling concession of $15 for each security they sell. CGMI will pay the registered representatives of CGMI a fixed selling concession of $15 for each security they sell directly to the public.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any

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other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

Notice to Canadian Investors

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.  Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this pricing supplement or an accompanying product supplement, prospectus supplement or prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.  The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2020 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

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